Exhibit 99.1

NEWS RELEASE	CONTACT:	Lara L. Mahoney
440-329-6393

INVACARE CORPORATION ADDS TWO NEW BOARD MEMBERS
CEO Matthew Monaghan Appointed Chairman of the Board

ELYRIA, Ohio (May 14, 2015) - Invacare Corporation (NYSE: IVC) today announced that its shareholders have elected to the Board Matthew E. Monaghan, the Company’s President and Chief Executive Officer, and Clifford D. Nastas, a director of the Dan T. Moore Company and President of a group of its automotive and advanced materials operating companies. The Board also has appointed Mr. Monaghan as Chairman. As a result, Dr. C. Martin Harris, who had been serving as Interim Chairman, will return to his role as independent Lead Director.

“We are pleased to welcome Matt and Cliff to the Invacare Board of Directors,” said Dr. Harris. “Matt has deep cross-functional business experience in the medical device industry, and we believe he is the best person to lead the Company both as CEO and Chairman of the Board. We also look forward to benefiting from Cliff’s extensive business leadership and management expertise, which includes experience as the CEO of a publicly-traded Company.”

“I am honored to be named Chairman of Invacare’s Board of Directors,” said Mr. Monaghan. “I believe Invacare is well positioned to take advantage of the growing opportunities in the home health and long-term care channels. I look forward to working closely with the Board of Directors, and I would like to thank Dr. Harris for his contributions as Interim Chairman over the past several months.”

Concurrently with the new appointments, Dan T. Moore, III, Senator Charles S. Robb and The Honorable Ellen O. Tauscher have stepped down from the Company’s Board. With these changes, the Invacare Board comprises nine directors, seven of whom are independent.

“I would like to recognize Dan Moore, Chuck Robb and Ellen Tauscher, who have each contributed meaningfully to our Board over the years. We thank them and wish them well,” Dr. Harris concluded.

About Matthew Monaghan

Mr. Monaghan joined Invacare as President and Chief Executive Officer on April 1, 2015. He was previously the Senior Vice President, Global Hips and Reconstructive Research of Zimmer Holdings, Inc., where he was responsible for the division's new product development, engineering, marketing, clinical studies, quality, regulatory affairs and the results of the shared sales and supply chain functions. Prior to joining Zimmer in 2009, Monaghan spent eight years as an operating executive for two leading private equity firms, Texas Pacific Group (TPG) and Cerberus Capital Management, where he led acquisitions and made operational improvements of portfolio companies, which included the carve-out from Baxter Healthcare of a global medical device business, making significant improvements at a U.S. personal insurance business and running a consumer durable goods business spun off from Newell-Rubbermaid. He spent the first 13 years of his career in aerospace, medical and other industrial businesses of General Electric Company. Monaghan holds a Bachelor’s degree in Mechanical Engineering from Cornell University, a Master’s degree in Mechanical Engineering from MIT and an MBA from INSEAD in France.

About Clifford Nastas

Mr. Nastas is a director of Dan T. Moore Company, Inc., a holding company of diverse advanced materials manufacturing and technology businesses, and serves as the President of a group of its automotive and advanced materials operating companies. Mr. Nastas served as Chief Executive Officer and a director of Material Sciences Corporation (formerly, Nasdaq: MASC), Elk Grove Village, Illinois, a publicly-traded diversified industrial manufacturing company providing high-value coated metal, acoustical and lightweight composite solutions from 2005 until the company was sold in March 2014. From 2001 to 2005, Mr. Nastas served in various capacities at Material Sciences, including as President and Chief Operating Officer. Prior to joining Material Sciences, Mr. Nastas served in various general management, sales, and manufacturing capacities with Honeywell International, formerly Allied Signal (NYSE: HON), Avery Dennison Corporation (NYSE: AVY) and Ford Motor Company (NYSE: F).

Invacare Corporation (NYSE:IVC), headquartered in Elyria, Ohio, is a global leader in the manufacture and distribution of innovative home and long-term care medical products that promote recovery and active lifestyles. The Company has 4,900 associates and markets its products in approximately 100 countries around the world. For more information about the Company and its products, visit Invacare's website at www.invacare.com.

This press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Terms such as “will,” “should,” “could,” “plan,” “intend,” “expect,” “continue,” “believe” and “anticipate,” as well as similar comments, denote forward-looking statements that are subject to inherent uncertainties that are difficult to predict. Actual results and events may differ significantly from those expressed or anticipated as a result of risks and uncertainties, which include, but are not limited to, the following: legal actions, including adverse judgments or settlements of litigation or claims in excess of available insurance limits; regulatory proceedings or the Company's failure to comply with regulatory requirements or receive regulatory clearance or approval for the Company's products or operations in the United States or abroad; adverse effects of regulatory or governmental inspections of Company facilities and governmental enforcement actions; product liability or warranty claims; product recalls, including more extensive recall experience than expected; compliance costs, limitations on the production and/or distribution of the Company's products, inability to bid on or win certain contracts, unabsorbed capacity utilization, including fixed costs and overhead, or other adverse effects of the FDA consent decree of injunction; any circumstances or developments that might further delay or adversely impact the results of the final, most comprehensive third-party expert certification audit or FDA inspection of the Company's quality systems at the Elyria, Ohio, facilities impacted by the FDA consent decree, including any possible requirement to perform additional remediation activities or further resultant delays in receipt of the written notification to resume operations (which could have a material adverse effect on the Company's business, financial condition, liquidity or results of operations); the failure or refusal of customers or healthcare professionals to sign verification of medical necessity (VMN) documentation or other certification forms required by the exceptions to the FDA consent decree; possible adverse effects of being leveraged, including interest rate or event of default risks; the Company's inability to satisfy its liquidity needs in light of monthly borrowing base movements and daily cash needs of the business under its new asset-based lending credit facility; adverse changes in government and other third-party payor reimbursement levels and practices both in the U.S. and in other countries (such as, for example, more extensive pre-payment reviews and post-payment audits by payors, or the Medicare National Competitive Bidding program); impacts of the U.S. Affordable Care Act of 2010 (such as, for example, the impact on the Company of the excise tax on certain medical devices, and the Company's ability to successfully offset such impact); ineffective cost reduction and restructuring efforts or inability to realize anticipated cost savings or achieve desired efficiencies from such efforts; delays, disruptions or excessive costs incurred in facility closures or consolidations; exchange rate or tax rate fluctuations; inability to design, manufacture, distribute and achieve market acceptance of new products with greater functionality or lower costs or new product platforms that deliver the anticipated benefits; consolidation of health care providers; lower cost imports; uncollectible accounts receivable; difficulties in implementing/upgrading Enterprise Resource Planning systems; risks inherent in managing and operating businesses in many different foreign jurisdictions; decreased availability or increased costs of materials which could increase the Company's costs of producing or acquiring the Company's products, including possible increases in commodity costs or freight costs; heightened vulnerability to a hostile takeover attempt arising from depressed market prices for Company shares; provisions of Ohio law or in the Company's debt agreements, shareholder rights plan or charter documents that may prevent or delay a change in control, as well as the risks described from time to time in the Company's reports as filed with the Securities and Exchange Commission. Except to the extent required by law, the Company does not undertake and specifically declines any obligation to review or update any forward-looking statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments or otherwise.